Exhibit 99.1

                                              Contact:  Peter W. Keegan
                                                        Senior Vice President
                                                        (212) 521-2950

                                                        Candace Leeds
                                                        V.P. of Public Affairs
                                                        (212) 521-2416

                                                        Joshua E. Kahn
                                                        Investor Relations
                                                        (212) 521-2788


FOR IMMEDIATE RELEASE
---------------------

                        LOEWS CORPORATION REPORTS
                        -------------------------

                  RESULTS FOR THE THIRD QUARTER OF 2003
                  -------------------------------------

     NEW YORK, November 12, 2003-Loews Corporation (NYSE:LTR;CG) today reported a consolidated net loss (including both the Loews Group and Carolina Group) for the 2003 third quarter of $1,382.9 million, compared to net income of $239.1 million for the third quarter of 2002. Consolidated net loss for the nine months ended September 30, 2003 amounted to $978.1 million, compared to net income of $650.7 million for the nine months ended September 30, 2002.

     The 2003 third quarter results include significant charges by CNA Financial Corporation, the Company's 90% owned subsidiary, following its recently completed reserve reviews. CNA announced a plan to strengthen its capital base, which includes significant financial support from Loews as described below.

     The third quarter of 2003 results include the following charges at CNA, net of tax and minority interest:

  . Net prior year development of $1,345.8 million, which includes premium and claim and allocated claim adjustment expense development.
  . Increase in bad debt reserves for insurance and reinsurance receivables of $298.9 million.

     The net prior year development consists of $880.4 million related to core reserves and $465.4 million related to asbestos, environmental pollution and mass tort ("APMT") reserves (after tax and minority interest). The primary factors that led to the net prior year development were CNA's previously announced third quarter of 2003 comprehensive reserve reviews, which include construction defect and other volatile exposures, and a ground up analysis of APMT exposures. The net prior year development also resulted in additional cessions to CNA's reinsurance contracts, including the corporate aggregate reinsurance treaties. These additional cessions resulted in $60.3 million of interest expense (after tax and minority interest), which is recorded as a reduction in investment income.

     To support statutory capital adversely impacted by the significant third quarter charges, CNA has developed a capital plan, which includes substantial support from Loews and possible sales or other dispositions of businesses and assets. Under an agreement approved by a special committee of independent members of CNA's Board of Directors, Loews has agreed to purchase $750 million of a new series of CNA non-voting convertible preferred stock, having terms that make it economically equivalent to CNA common stock. The conversion price is based on current average market prices of CNA common stock. Proceeds from the preferred stock sale will be applied by CNA to increase the statutory surplus of CNA's principal insurance subsidiary, Continental Casualty Company ("CCC"). Under the agreement, Loews has also committed up to $500 million of additional capital support, through the purchase of surplus notes of CCC, in the event that certain additions to CCC's statutory capital are not achieved by February 26, 2004 from business or asset sales and related actions. The obligation of Loews to consummate this agreement is subject to certain customary closing conditions. In addition, Loews has indicated its commitment to provide up to an additional $150 million by March 31, 2004, in a form to be determined, to support the statutory capital of CCC in the event of additional shortfalls in relation to business and asset sales. Other elements of the capital plan include the October of 2003 sale of CNA Re renewal rights and withdrawal from the assumed reinsurance business, CNA's previously announced initiative to reduce operating expenses by $200 million and planned changes in the ownership structure of certain insurance subsidiaries to align statutory capital more efficiently.

     The following table summarizes the revenues, net (loss) income and earnings per share information:

                                                                     September 30,
                                                      ------------------------------------------
                                                         Three Months           Nine Months
                                                      ------------------------------------------
(In millions, except per share data)                   2003      2002(a)      2003      2002(a)
                                                      ------------------------------------------

Consolidated:
 Revenues (b)                                         $ 3,940.0  $4,071.3  $12,125.3  $13,496.4
 Net (loss) income                                    $(1,382.9) $  239.1  $  (978.1) $   650.7

Per Share: (c)
 (Loss) income per share of Loews common stock:
  (Loss) income from continuing operations            $   (7.90) $  1.05   $  (6.01)  $    3.26
  Discontinued operations-net                              0.30                0.30       (0.15)
  Cumulative effect of change in accounting
   principle-net                                                                          (0.21)
                                                   ------------------------------------------

  Net (loss) income per share of Loews common stock   $   (7.60) $    1.05  $ (5,71)  $    2.90
                                                      ==========================================

  Net income per share of Carolina Group stock        $    0.67  $    1.10  $  2.01   $    2.58
                                                      ==========================================

(a) Restated to reflect an adjustment to the Company's historical accounting for CNA's investment in life settlement contracts and the related revenue recognition. The impact of this adjustment on operating results in 2002 was insignificant.
(b) Revenue includes premiums of $1,151.0 for the nine months ended September 30, 2002, related to the National Postal Mail Handlers contract at CNA which was transferred on July 1, 2002.
(c) The Company has two classes of common stock, Loews common stock and Carolina Group stock, issued in February 2002.

Three Months Ended September 30, 2003 Compared With 2002
--------------------------------------------------------

     Consolidated net loss in the third quarter of 2003 includes a gain from discontinued operations of $55.8 million or $0.30 per share of Loews common stock related to the sale of a hotel property, as compared to $0.4 million in the prior year related to the operating results for that property.

     Consolidated loss from continuing operations for the third quarter of 2003 was $1,438.7 million, compared to income of $238.7 million in the comparable period of the prior year. Loss from continuing operations includes net investment gains of $106.5 million (after tax and minority interest), compared to $9.1 million (after tax and minority interest) in the comparable period of the prior year. The net loss reflects the unfavorable net prior year premium and loss development and increase in bad debt reserves recorded in the third quarter of 2003 as discussed above and lower results from Lorillard, partially offset by the improvement in net investment gains.

     Loss from continuing operations attributable to Loews common stock for the third quarter of 2003 amounted to $1,465.5 million or $7.90 per share, compared to income of $194.3 million or $1.05 per share in the comparable period of the prior year. Loss from continuing operations in the third quarter of 2003 includes net investment gains attributable to Loews common stock of $107.8 million, compared to $5.8 million in the comparable period of the prior year.

     Net investment gains increased $102.0 million (after tax and minority interest) in the third quarter of 2003 as compared with the same period in 2002. This increase was due primarily to increased gains related to derivative securities and a decrease in investment related impairment charges for other-than-temporary declines in market values of fixed maturity and equity securities, partially offset by decreased gains on sales of fixed maturity securities. Investment related impairment losses (after tax and minority interest) were $9.0 million for the third quarter of 2003 as compared with $129.6 million for the same period in 2002.

     Net income attributable to Carolina Group stock for the third quarter of 2003 was $26.8 million or $0.67 per Carolina Group share, compared to $44.4 million, or $1.10 per Carolina Group share in the third quarter of 2002. The Company is issuing a separate press release reporting the actual and pro forma results of the Carolina Group for the quarter and nine months ended September 30, 2003 and 2002.

Nine Months Ended September 30, 2003 Compared With 2002
-------------------------------------------------------

     Net loss for the first nine months of 2003 includes a gain from discontinued operations of $55.4 million or $0.30 per share of Loews common stock related to the sale of a hotel property, as compared to a loss from discontinued operations of $28.8 million or $0.15 per share of Loews common stock in the prior year primarily related to CNA's sale of its life operations in Chile. Net income in 2002 also included a charge for accounting changes of $39.6 million or $0.21 per share of Loews common stock, related to accounting for goodwill and other intangible assets at CNA.

     Consolidated loss from continuing operations for the first nine months of 2003 was $1,033.5 million, compared to income of $719.1 million in the comparable period of the prior year. Loss from continuing operations includes net investment gains of $300.6 million (after tax and minority interest), compared to a loss of $93.0 million (after tax and minority interest) in the comparable period of the prior year. The net loss reflects the unfavorable net prior year premium and loss development and increase in bad debt reserves recorded in the third quarter of 2003 as discussed above and lower results from Lorillard, partially offset by the improvement in net investment gains.

     Loss from continuing operations attributable to Loews common stock for the first nine months of 2003 amounted to $1,113.9 million or $6.01 per share, compared to income of $615.3 million or $3.26 per share in the comparable period of the prior year. Loss from continuing operations includes net investment gains attributable to Loews common stock of $302.2 million, compared to losses of $97.8 million in the comparable period of the prior year.

     Net income attributable to Carolina Group stock for the first nine months of 2003 amounted to $80.4 million or $2.01 per Carolina Group share, compared to $103.8 million or $2.58 per share in the comparable period of the prior year.

Components of Net (Loss) Income
-------------------------------

                                                                        September 30,
                                                        ----------------------------------------
                                                            Three Months          Nine Months
                                                        ----------------------------------------
(In millions)                                             2003      2002         2003      2002
                                                        ----------------------------------------

(Loss) income before net investment gains (losses)
 attributable to Loews common stock                    $(1,573.3)  $ 188.5  $(1,416.1)  $ 713.1
Net investment gains (losses)                              107.8       5.8      302.2     (97.8)
                                                       ----------------------------------------
(Loss) income from continuing operations                (1,465.5)    194.3   (1,113.9)    615.3
Discontinued operations-net (a)                             55.8       0.4       55.4     (28.8)
Cumulative effect of change in accounting
 principle-net (b)                                                                        (39.6)
                                                       -----------------------------------------
Net (loss) income attributable to Loews common stock   $(1,409.7)  $ 194.7  $(1,058.5)  $ 546.9
                                                       =========================================

(a) Includes a gain of $56.7 in the quarter and nine months ended September 30, 2003 from the sale of a hotel property. The nine months ended September 30, 2002 includes a $31.0 loss from CNA's sale of its life operations in Chile.
(b) Represents the effect of the adoption of SFAS No. 142, which was a change in accounting for goodwill and other intangible assets at CNA.

                                      # # #

     At September 30, 2003, the book value per share of Loews common stock was $57.48 per Loews common share compared to $61.68 per Loews common share at December 31, 2002.

     At September 30, 2003, there were 185,447,050 shares of Loews common stock outstanding and 39,910,000 shares of Carolina Group stock outstanding. Depending on market conditions, the Company from time to time purchases shares of its, and its subsidiaries', outstanding common stock in the open market or otherwise.

     In February 2002 the Company created a class of common stock, called Carolina Group stock, a tracking stock intended to reflect the economic performance of a group of the Company's assets and liabilities, called the Carolina Group, principally consisting of the Company's subsidiary Lorillard, Inc. In an initial public offering, the Company issued shares of Carolina Group Stock representing an interest in the economic performance of the Carolina Group. Loews common stock represents the economic performance of the Company's remaining assets, including the interest in the Carolina Group not represented by Carolina Group Stock. At September 30, 2003, the outstanding Carolina Group stock represents a 23.01% economic interest in the economic performance of the Carolina Group.

     A conference call to discuss the third quarter results of Loews Corporation has been scheduled for 10:00 a.m. EST, Wednesday, November 12, 2003. A live broadcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (877) 692-2592. An online replay will be available at the Company's website for one week following the call.

     A conference call to discuss the third quarter results of CNA has been scheduled for 8:00 a.m. EST, Wednesday, November 12, 2003. A live broadcast of the call will be available online at the CNA website (http://investors.cna.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (800) 967-7140. An online replay will be available at CNA's website for one week following the call.

FORWARD-LOOKING STATEMENTS

     Statements contained in this press release which are not historical facts are "forward-looking statements" within the meaning of the federal securities laws. When included in this press release, the words "believes," "expects," "plans," "intends," "anticipates," "estimates," "should," and similar expressions, and other statements concerning the Company's future plans, objectives, and expected performance are intended to identify forward-looking statements. Forward-looking statements contained in this release include statements regarding the insurance business of the Company's CNA subsidiary, including the implementation of CNA's capital plan, regular and ongoing insurance reserve reviews by CNA, ongoing state regulatory exams of

CNA's primary insurance company subsidiaries and CNA's responses to the results of those reviews and exams. These matters are highly complex and their outcome is inherently uncertain. Therefore, forward-looking statements in this release regarding these matters are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company and CNA.

     A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company's overall business and financial performance can be found in the Company's reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company's website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements.

     These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Financial Review

                                                                   September 30,
                                                    -------------------------------------------
                                                         Three Months          Nine Months
                                                    -------------------------------------------
                                                       2003      2002 (g)    2003       2002 (g)
                                                    -------------------------------------------
                                                    (Amounts in millions, except per share data)

Revenues:
  Insurance premiums and net investment income (a)  $ 2,678.1  $ 2,684.7  $ 8,479.4  $  9,177.6
  Manufactured products (b)                             880.1    1,004.4    2,578.4     3,077.2
  Other                                                 381.8      382.2    1,067.5     1,241.6
                                                    -------------------------------------------
     Total                                            3,940.0    4,071.3   12,125.3    13,496.4
                                                    --------------------------------------------

Expenses:
  Insurance claims & policyholders' benefits          4,032.2    1,850.1    7,968.9     6,542.4
  Cost of manufactured products sold (b)                532.7      553.2    1,489.6     1,761.4
  Other                                               1,925.7    1,255.9    4,632.4     3,965.1
                                                    --------------------------------------------
     Total                                            6,490.6    3,659.2   14,090.9    12,268.9
                                                    --------------------------------------------

                                                     (2,550.6)     412.1   (1,965.6)    1,227.5
                                                    --------------------------------------------

  Income tax (benefit) expense                         (916.4)     156.5     (735.3)      449.2
  Minority interest                                    (195.5)      16.9     (196.8)       59.2
                                                    --------------------------------------------
     Total                                           (1,111.9)     173.4     (932.1)      508.4
                                                    --------------------------------------------

(Loss) income from continuing operations             (1,438.7)     238.7   (1,033.5)      719.1
Discontinued operations-net (c)                          55.8        0.4       55.4       (28.8)
Cumulative effect of change in accounting
 principles-net (d)                                                                       (39.6)
                                                    --------------------------------------------
Net (loss) income                                   $(1,382.9) $   239.1  $  (978.1)  $   650.7
                                                    ============================================

Net (loss) income attributable to:
  Loews common stock:
    (Loss) income from continuing operations        $(1,465.5) $   194.3  $(1,113.9)  $   615.3
    Discontinued operations-net (c)                      55.8        0.4       55.4       (28.8)
    Cumulative effect of change in accounting
      principles-net (d)                                                                  (39.6)
                                                    --------------------------------------------
  Loews common stock                                 (1,409.7)     194.7   (1,058.5)      546.9
  Carolina Group stock (e)                               26.8       44.4       80.4       103.8
                                                    --------------------------------------------
                                                    $(1,382.9) $   239.1  $  (978.1)  $   650.7
                                                    ============================================

(Loss) income per share of Loews common stock (f):
  (Loss) income from continuing operations          $   (7.90) $    1.05  $   (6.01)  $    3.26
  Discontinued operations-net (c)                        0.30                  0.30       (0.15)
  Cumulative effect of changes in accounting
   principles-net (d)                                                                     (0.21)
                                                    --------------------------------------------
  Net (loss) income                                 $   (7.60) $    1.05  $   (5.71)  $    2.90
                                                    ============================================

Net income per share of Carolina Group stock (f)    $    0.67  $    1.10  $    2.01   $    2.58
                                                    ============================================

Weighted number of shares outstanding:
  Loews common stock                                   185.45     185.71     185.45      188.31
  Carolina Group stock                                  39.91      40.19      39.91       40.23

(a) Includes investment gains (losses) of $179.5, $26.5, $503.2 and $(145.0) for the respective periods.
(b) Includes excise taxes of $173.1, $161.5, $493.4 and $518.0 paid on sales of manufactured products for the respective periods.
(c) Includes a gain of $56.7 in the quarter and nine months ended September 30, 2003 from the sale of a hotel property. The nine months ended September 30, 2002 includes a $31.0 loss from CNA's sale of its life operations in Chile.
(d) Adoption of SFAS No. 142, accounting for goodwill and other intangible assets at the CNA subsidiary.
(e) Represents 23.01% of the economic interest in the Carolina Group for 2003 and 23.14% and 23.16% for the three and eight months ended September 30, 2002.
(f) Earnings per common share-assuming dilution is not presented because securities that could potentially dilute basic earnings per common share in the future would have been insignificant or antidilutive for the periods presented.
(g) Restated to reflect an adjustment to the Company's historical accounting for CNA's investment in life settlement contracts and the related revenue recognition.

Loews Corporation and Subsidiaries
Additional Financial Information

                                                                   September 30,
                                                    -------------------------------------------
                                                         Three Months          Nine Months
                                                    -------------------------------------------
                                                       2003      2002 (g)    2003       2002 (g)
                                                    -------------------------------------------
                                                                  (In millions)

Revenues:
 CNA Financial                                      $ 2,561.5  $ 2,763.3  $ 8,202.7   $ 9,682.6
 Lorillard (a)                                          854.0      977.8    2,497.4     3,000.0
 Loews Hotels                                            65.9       61.8      213.5       202.3
 Diamond Offshore (b)                                   185.0      186.3      504.9       594.0
 Texas Gas                                               45.0                  68.1
 Bulova                                                  37.6       41.2      112.4       115.3
 Investment income-net and other (c)                     11.5       14.4       23.1        47.2
                                                    -------------------------------------------
                                                      3,760.5    4,044.8   11,622.1    13,641.4
                                                    -------------------------------------------
 Investment gains (losses):
  CNA Financial                                         164.3       23.9      476.9      (137.4)
  Corporate and other                                    15.2        2.6       26.3        (7.6)
                                                    -------------------------------------------
                                                        179.5       26.5      503.2      (145.0)
                                                    -------------------------------------------
     Total                                          $ 3,940.0  $ 4,071.3  $12,125.3   $13,496.4
                                                    ===========================================

(Loss) Income Before Taxes:
 CNA Financial                                     $ (2,940.9) $    55.9  $(3,053.9)  $   432.5
 Lorillard (d)(e)                                       196.9      277.0      578.5       791.8
 Loews Hotels                                            (0.1)      (1.1)      17.6        15.8
 Diamond Offshore                                        (8.4)       8.3      (56.1)       44.6
 Texas Gas                                                4.1                   6.7
 Bulova                                                   2.4        4.5        9.6        12.1
 Investment income-net and other (c)                    (29.4)     (27.5)    (102.4)      (88.4)
                                                   --------------------------------------------
                                                     (2,775.4)     317.1   (2,600.0)    1,208.4
                                                   --------------------------------------------

 Investment gains (losses):
  CNA Financial                                         164.3       23.9      476.9      (137.4)
  Corporate and other                                    17.1       (2.5)      28.7       (15.0)
                                                   --------------------------------------------
                                                        181.4       21.4      505.6      (152.4)
                                                   --------------------------------------------

 Loews common stock                                  (2,594.0)     338.5   (2,094.4)    1,056.0
 Carolina Group stock (f)                                43.4       73.6      128.8       171.5
                                                   --------------------------------------------
     Total                                         $ (2,550.6) $   412.1  $(1,965.6)  $ 1,227.5
                                                   ============================================

Net (Loss) Income:
 CNA Financial                                     $ (1,675.5) $    35.6  $(1,708.2)  $   261.2
 Lorillard (d)(e)                                       121.9      165.9      361.2       478.6
 Loews Hotels                                                       (0.5)      11.2        10.4
 Diamond Offshore                                        (5.1)       2.8      (26.5)       13.2
 Texas Gas                                                2.2                   3.8
 Bulova                                                   1.6        2.3        6.5         6.5
 Investment income-net and other (c)                    (18.4)     (17.6)     (64.1)      (56.8)
                                                   --------------------------------------------
                                                     (1,573.3)     188.5   (1,416.1)      713.1
                                                   --------------------------------------------

 Investment gains (losses):
  CNA Financial                                          94.7       14.8      281.2       (76.9)
  Corporate and other                                    13.1       (9.0)      21.0       (20.9)
                                                   --------------------------------------------
                                                        107.8        5.8      302.2       (97.8)
                                                   ---------------------------------------------

(Loss) income from continuing operations             (1,465.5)     194.3   (1,113.9)      615.3
Discontinued operations-net (g)                          55.8        0.4       55.4       (28.8)
Cumulative effect of changes in accounting
 principles-net                                                                           (39.6)
                                                   ---------------------------------------------
Loews common stock                                   (1,409.7)     194.7   (1,058.5)      546.9
Carolina Group stock (f)                                 26.8       44.4       80.4       103.8
                                                   ---------------------------------------------
     Total                                         $ (1,382.9) $   239.1  $  (978.1)  $   650.7
                                                   =============================================

(a) Includes excise taxes of $173.1, $161.5, $493.4 and $518.0 paid on sales of manufactured products for the respective periods.
(b) Revenue for 2002 has been restated for comparative purposes to reflect the adoption of new accounting principles related to reimbursements received by Diamond Offshore for "Out-of-Pocket" expenses incurred.
(c) Consists primarily of corporate investment income, interest expenses and other unallocated expenses.
(d) Represents the Loews Group's intergroup interest in the earnings of the Carolina Group.
(e) Includes a $26.0 charge in the nine months ended September 30, 2003 ($16.8 after taxes) to settle litigation with tobacco growers and a $28.0 charge in the nine months ended September 30, 2003 ($17.1 after taxes) to resolve indemnification claims and trademark matters in connection with the 1977 sale by Lorillard of its international business.
(f) Represents 23.01% of the economic interest in the Carolina Group for 2003 and 23.14% and 23.16% for the three and eight months ended September 30, 2002.
(g) Includes a gain of $56.7 in the quarter and nine months ended September 30, 2003 from the sale of a hotel property. The nine months ended September 30, 2002 includes a $31.0 loss from CNA's sale of its life operations in Chile.
(h) Restated to reflect an adjustment to the Company's historical accounting for CNA's investment in life settlement contracts and the related revenue recognition.